Exhibit 10.9

Execution Version

Date: August 27, 2021

AIPHARMA ASIA LIMITED

as Chargor

and

ADITXT, INC.

as Lender

FLOATING CHARGE

Bird & Bird

6/F, The Annex, Central Plaza

18 Harbour Road

Hong Kong

T +852 2248 6000

F +852 2248 6011

twobirds.com

Ref: WONC/

THIS DEED is made on _________________ 2021

BETWEEN:

(1)	AiPharma Asia Limited, a company incorporated in Hong Kong with registration number 2989727 and having its registered office at Rooms 05-15, 13A/F., South Tower, World Finance Centre, Kowloon, Hong Kong (the “Chargor”); and

(2)	ADITXT, INC., a Delaware corporation (the “Lender”).

WHEREAS:

(A)	The Chargor is entering into this Deed in connection with the Loan Documents (as defined below).

(B)	The board of directors of the Chargor is satisfied that entering into this Deed is for the purposes and to the benefit of the Chargor.

(C)	The Lender and the Chargor intend this Deed to take effect as a deed of the Chargor (notwithstanding that the Lender may have executed it under hand only).

IT IS AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions

Terms defined in the Secured Credit Agreement (as defined below) shall, unless otherwise defined in this Deed, or unless a contrary intention appears, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

“Affiliate” has the meaning given in the Secured Credit Agreement.

“Borrower” means any borrower under the Secured Credit Agreement.

“Business Day” means a day on which commercial banks are generally open for business in Hong Kong.

“Charged Assets” means the Receivables from time to time mortgaged, charged or assigned pursuant to Clause 3 (Security).

“Collateral Documents” has the meaning given in the Secured Credit Agreement.

“Companies Ordinance” means the Companies Ordinance (Cap. 622) of the Laws of Hong Kong.

“CPO” means the Conveyancing and Property Ordinance (Cap. 219) of the Laws of Hong Kong.

“Event of Default” has the meaning specified in Article VII of the Secured Credit Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Loan” has the meaning given in the Secured Credit Agreement.

“Loan Documents” means, collectively, the Secured Credit Agreement, the Collateral Documents, all promissory notes, guarantees and any other documents or instruments entered into in connection with the Secured Credit Agreement.

“Party” means a party to this Deed.

“Receivables” means all present and future book debts, receivables and monetary claims due or owing to the Chargor.

“Receiver” means any person appointed by the Lender to be a receiver or receiver and manager of the property subject to the Security created by this Deed or any part thereof.

“Secured Credit Agreement” means the secured credit agreement made between AIPHARMA HOLDINGS LIMITED, AIPHARMA GLOBAL HOLDINGS LLC, the Chargor and the Lender, dated on or about the date of this Deed.

“Secured Obligations” means all of the obligations owing to or expressed to be owing to the Lender by the Borrowers or any of them under or pursuant to the Loan Documents or any of them, whether present or future, actual or contingent (and whether incurred alone or jointly and whether as principal or surety or in some other capacity), and including without limitation any such obligation in respect of any further advance or financial accommodation from time to time made available under any Loan Document.

“Security” means any mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect.

“Security Period” means the period from the date of this Deed until the date on which all of the Secured Obligations (whether actual or contingent) have been irrevocably and unconditionally paid and discharged in full.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Deed to:

(i)	the singular includes the plural and vice versa;

(ii)	the “Lender” and the “Chargor” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v)	a provision of law is a reference to that provision as amended or re-enacted;

(vi)	a Clause or a Schedule is a reference to a clause of or schedule to this Deed;

(vii)	this Deed shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(viii)	a reference to an agreement (including the Secured Credit Agreement and each other Loan Document) shall be construed as a reference to such agreement as the same may have been modified, extended, amended, varied or supplemented or novated from time to time;

(ix)	any form of property or asset (including a Charged Assets) shall include a reference to all or any part of that property or asset; and

(x)	the word “including” shall be construed as “including, without limitation”.

(b)	Clause and Schedule headings are for ease of reference only.

(c)	The words “other”, “or otherwise” and “whatsoever” shall not be construed ejusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Effect as a Deed

This Deed is intended to take effect as a deed notwithstanding that the Lender may have executed it under hand only.

1.4	Inconsistency and no prohibition

(a)	In the event of any inconsistency arising between any of the provisions of this Deed and the Secured Credit Agreement, the provisions of the Secured Credit Agreement shall prevail.

(b)	For the avoidance of doubt, the terms of this Deed shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step not prohibited by a Loan Document and the Lender shall promptly enter into such documentation and/or take such other action as is required by the relevant Chargor (acting reasonably) in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, provided that any costs and expenses incurred by the Lender entering into such documentation and/or taking such other action at the request of the relevant Chargor, pursuant to this Clause 1.4(b) shall be for the account of the relevant Chargor.

(c)	Notwithstanding any other provision of this Deed at all times prior to an Event of Default and unless otherwise expressly contemplated under this Deed, the Lender confirms that each Chargor shall be free to deal with the Charged Assets in the course of its business and in any other way not prohibited under the Loan Documents.

2.	COVENANTS TO PAY

2.1	Nature

All Security created or made by or pursuant to this Deed are created or made:

(a)	in favour of the Lender; and

(b)	as continuing security for the full and punctual payment and discharge of the Secured Obligations.

2.2	Covenant to Pay Secured Obligations

The Chargor shall on demand of the Lender discharge each of the Secured Obligations and pay to the Lender when due and payable each sum now or hereafter owing, due or incurred by any Borrower in respect of the Secured Obligations.

2.3	Potential Invalidity

Neither the covenant to pay in Clause 2.2 (Covenant to Pay Secured Obligations) nor the Security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.3, cause such covenant, obligation or Security to be unlawful under any applicable law.

3.	Security

3.1	The Chargor charges as legal and/or beneficial owner in favour of the Lender, as security for the payment and discharge of the Secured Obligations, by way of first floating charge, all of its present and future rights, title, benefit and interest in and to the Charged Assets provided that the Chargor may deal with the Charged Assets in the ordinary course of its business until the Security created by this Deed becomes enforceable or this floating charge is converted into a fixed charge pursuant to Clauses 4.1 or 4.2.

3.2	The floating charge created by the Chargor pursuant to Clause 3.1 shall rank in priority to any subsequently created Security over any of the Charged Assets.

3.3	Unless the context otherwise requires, a reference to a Charged Asset includes:

(a)	any part of that Charged Asset; and

(b)	the proceeds of sale of that Charged Asset.

4.	Crystallisation of Floating Charge

4.1	Crystallisation: By Notice

The Lender may at any time by notice in writing to the Chargor convert any floating charge created under this Deed with immediate effect into a fixed charge as regards any property or assets specified in the notice if:

(a)	an Event of Default has occurred; or

(b)	the Lender is reasonably of the view that any asset charged under the floating charge created under this Deed is in danger of being seized or sold under any form of distress, attachment, execution or other legal process or is otherwise in jeopardy; or

(c)	the Lender reasonably considers, that it is necessary in order to protect the priority of the Security created under this Deed.

4.2	Crystallisation: Automatic

Notwithstanding Clause 4.1 (Crystallisation: By Notice) and without prejudice to any law which may have a similar effect, any floating charge created by this Deed will automatically be converted (without notice) with immediate effect into a fixed charge as regards all the assets subject to the floating charge if:

(a)	the members of that Chargor convene a meeting for the purposes of considering any resolution for its winding-up, dissolution, or a compromise, assignment or arrangement with any creditor (except as permitted or not prohibited by the Loan Documents or with the prior consent of the Lender); or

(b)	that Chargor creates, or purports to create, Security (except as permitted or not prohibited by the Loan Documents or with the prior consent of the Lender) on or over any asset which is subject to the floating charge created under this Deed;

(c)	any third party takes any step with a view to levying distress, attachment, execution or other legal process against any such asset;

(d)	any person (entitled to do so) appoints an administrator, receiver or liquidator to any Chargor or files such a notice with the court; or

(e)	if any other floating charge created by that Chargor crystallises for any reason.

4.3	Crystallisation: Reconversion

Any charge which has crystallised under Clauses 4.1 or 4.2 may, by notice in writing given at any time by the Lender to the Chargor, be reconverted into a floating charge (on the terms of Clause 3.1) in relation to the Charged Assets specified in such notice.

5.	FURTHER ASSURANCE

Except as would otherwise be inconsistent with this Deed, the Chargor undertakes promptly upon request by the Lender to execute (in such form as the Lender may require) such documents (including assignments, conveyances, assurances of the Charged Assets, transfers, mortgages, charges, notices, orders, directions and instructions) in favour of the Lender or its nominees or any Receiver and to do all such assurances and things as the Lender may reasonably require from time to time for:

5.1	perfecting and/or protecting (by registration or in any other way) the Security created or intended to be created by this Deed or the priority of such Security;

5.2	conferring upon the Lender such Security as it may require over the assets of the Chargor outside of Hong Kong which if in Hong Kong would form part of or be intended to form part of the Charged Assets;

5.3	facilitating the realisation of all or any part of the Charged Assets; and

5.4	for exercising all powers, authorities and discretions conferred on the Lender or any Receiver pursuant to this Deed or by law.

6.	GENERAL UNDERTAKINGS WITH RESPECT TO the Charged Assets

The Chargor undertakes to the Lender with respect to the Charged Assets that:

6.1	Negative Pledge

save as any lien arising by operation of law or any Security not prohibited or permitted by the Loan Documents, it shall not, without the prior consent in writing of the Lender, create or attempt to create or permit to subsist or arise any Security on, over or affecting the Charged Assets or any part of them other than any Security created under this Deed;

6.2	Disposals

save to the extent not prohibited or permitted by the Loan Documents, it shall not dispose of the Charged Assets or any part of them or agree to do so and for these purposes the term “dispose” shall include any form of disposal of any interest in any asset including any transfer, declaration of trust, assignment, sale or the creation of any other form of legal or equitable interest in or over any asset or any option in respect of any of the foregoing;

6.3	Liability of Lender

Neither the Lender nor any of its nominees will have any liability for any loss arising out of or in connection with the exercise or non-exercise of any rights or powers attaching or accruing to the Charged Assets or which may be exercised by the Lender or any nominee for the Lender under this Deed.

7.	UNDERTAKINGS WITH RESPECT TO the Charged Assets

The Chargor undertakes to the Lender with respect to Charged Assets that:

7.1	Realising Receivables

the Chargor shall, following an Event of Default if called on to do so by the Lender, execute a legal assignment of the Receivables to the Lender on such terms as the Lender may require and give notice of that assignment to the debtors from whom the Receivables are due, owing or incurred.

7.2	Filings and registrations

(a)	The Chargor must:

(i)	immediately after execution of this Deed, create and maintain a register of charges to the extent this has not already been done;

(ii)	enter particulars of the security interests created pursuant to this Deed in the register of charges and immediately after entry of such particulars has been made, and in any event within 3 Business Days after execution of this Deed, provide the Lender with a certified true copy of the updated register of charges;

(iii)	effect registration, or assist the Lender in effecting registration of this Deed with the Hong Kong Companies Registry within two days after execution of this Deed pursuant to the Companies Ordinance; and

(iv)	immediately on receipt, deliver or procure to be delivered to the Lender, the certificate of registration of charge issued by the Hong Kong Companies Registry evidencing that the requirements of the Companies Ordinance as to registration have been complied with.

(b)	The Chargor shall make all such other filings and registrations required or desirable under law as the Lender may specify in order to perfect, protect, maintain or improve any Security created or intended to be created by this Deed.

8.	RIGHTS OF THE Lender

8.1	Enforcement

At any time on or after the occurrence of an Event of Default, the Security created pursuant to this Deed shall be immediately enforceable and save as may be provided in this Deed, the powers conferred to the Lender in this Deed shall be immediately exercisable following the occurrence of an Event of Default:

(a)	enforce all or any part of the Security created by this Deed and take possession of or dispose of all or any of the Charged Assets in each case at such times and upon such terms as it sees fit;

(b)	appoint under seal or in writing under its hand any one or more persons to be a Receiver under this Deed of the whole or any part of the Charged Assets; and

(c)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions granted to a Receiver by this Deed or by law.

8.2	No Restrictions on Consolidation

The Lender shall have the right to consolidate all or any of the Security created by or pursuant to this Deed with any other Security in existence at any time. Such power may be exercised by the Lender at any time on or after the occurrence of an Event of Default.

8.3	Restrictions on Exercise of Power of Sale

Paragraph 11 of the Fourth Schedule to the CPO shall not apply to this Deed and the power of sale arising under the CPO shall apply to the Lender and shall arise on the date of occurrence of an Event of Default (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by sections 51 (Powers of mortgagee and receiver) and 53 (Sale by mortgagee) of and the Fourth Schedule (Powers of mortgagee and receiver) to the CPO as varied or extended by this Deed and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Lender at any time on or after the occurrence of an Event of Default.

8.4	No Prior Notice Needed

The powers of the Lender set out in Clauses 8.2 (No Restrictions on Consolidation) and 8.3 (Restrictions on Exercise of Power of Sale) above may be exercised by the Lender without prior notice to the Chargor.

8.5	Construction of Enforcement Powers

The powers of the Lender under this Deed shall have as wide and flexible a range of powers as may be conferred by any applicable law. Except to the extent provided by law, none of the powers described in this Clause 8 (Right of the Lender) will be affected by the winding-up or dissolution of the Chargor.

8.6	Delegation

The Lender may delegate in any manner to any person any rights exercisable by the Lender under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Lender thinks fit.

8.7	Exercise of Rights not Foreclosure

If the Lender exercises any of the rights conferred on it by paragraph 3 of Schedule 1 (Receiver’s Powers), the same shall not be treated as an absolute appropriation of or foreclosure on the Charged Assets to the exclusion of the Chargor and in extinguishment of its interests therein, unless the Lender shall otherwise notify the Chargor (whether before or after the relevant appropriation or foreclosure has been effected), in which latter event any such appropriation or foreclosure shall be treated as a sale of the Charged Assets at a fair market value and the Secured Obligations shall be reduced by an equivalent amount.

8.8	Lender May Purchase Charged Assets

In any disposal pursuant to paragraph 3 of Schedule 1 (Receiver’s Powers), the Lender may, subject to compliance with applicable law, and any rules or regulations laid down by any governmental or other agency or authority, purchase the whole or any part of the Charged Assets or rights for full market value disposed of free from any rights of redemption on the part of the Chargor which are hereby waived and released.

8.9	Conversion of currency

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations, the Lender may convert any monies received, recovered or realised by it under this deed (including the proceeds of any previous conversion under this Clause 8.9) from their existing currencies of denomination into any other currencies of denomination that the Lender may think fit.

(b)	Any such conversion shall be effected at the Lender’s then prevailing spot selling rate of exchange for such other currency against the existing currency.

(c)	Each reference in this Clause 8.9 to a currency extends to funds of that currency and, for the avoidance of doubt, funds of one currency may be converted into different funds of the same currency.

9.	EXONERATION

9.1	Exoneration

The Lender shall not, nor shall any Receiver, by reason of its or the Receiver entering into possession of the Charged Assets or any part thereof, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable; but every Receiver duly appointed by the Lender under this Deed shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the CPO save to the extent that the provisions of the CPO are varied by or are inconsistent with the provisions of this Deed when the provisions hereof shall prevail and every such Receiver and the Lender shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the CPO on mortgagees and receivers duly appointed under the CPO.

9.2	Indemnity

The Lender and every Receiver, attorney, delegatee, director, officer, manager, agent, employee or other person appointed by the Lender hereunder shall be entitled to be indemnified by the Chargor and/or out of the Charged Assets or any part thereof in respect of all liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, judgments, losses, expenses, taxes, charges, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets or any part of them. The Lender and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received under the powers conferred by this Deed. The Lender is not obliged to take any action hereunder unless it has been identified and/or secured to its satisfaction any liabilities it may incur by doing so.

10.	APPOINTMENT OF RECEIVER

10.1	Appointment

At any time on or after the occurrence of an Event of Default, or at the request of the Chargor, the Lender may, without prior notice to the Chargor, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Charged Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do) remove any Receiver and appoint another in his stead.

10.2	More than one Receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Lender may specify to the contrary in the appointment.

10.3	Receiver as agent

A Receiver shall be the agent of the Chargor which shall be solely responsible for his acts or defaults and for his remuneration. No Receiver shall at any time act as agent of the Lender.

10.4	Receiver’s Remuneration

A Receiver shall be entitled to remuneration for his services at a rate to be determined by the Lender from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).

11.	RECEIVER’S POWERS

11.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Charged Assets over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):

(a)	all of the powers and rights conferred from time to time on receivers, mortgagors and mortgagees in possession by the CPO;

(b)	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Chargor itself could do or omit to do; and

(c)	all the powers and rights outlined in Schedule 1 (Receiver’s Powers).

11.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Lender) appointing him but they shall not be restricted by any winding-up or dissolution of the Chargor.

12.	PROTECTION OF PURCHASER

12.1	Absence of Enquiry

No person or persons dealing with the Lender or any Receiver appointed by it shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed. All the protections to purchasers and persons dealing with receivers contained in sections 52, 53 and 55 of the CPO shall apply to any person purchasing from or dealing with the Lender or any such Receiver.

12.2	Receipt: Conclusive Discharge

The receipt of the Lender or any Receiver shall be a conclusive discharge to any purchaser of the Charged Assets.

13.	POWER OF ATTORNEY AND DELEGATION

13.1	Power of Attorney: General

The Chargor irrevocably and by way of security (within the meaning of section 4 of the Powers of Attorney Ordinance (Cap. 31 of the Laws of Hong Kong)) appoints the Lender and any Receiver severally to be its attorney in its name and on its behalf and as its act and deed:

(a)	to date, execute and/or deliver any documents or instruments which the Lender or such Receiver may require for perfecting the title of the Lender to the Charged Assets or for vesting the same in the Lender, its nominee or any purchaser;

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document which the Chargor is required to enter into pursuant to this Deed; and

(c)	otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Lender or any Receiver under this Deed or which the Chargor is required to do pursuant to this Deed or which may be deemed expedient by the Lender or a Receiver in connection with any preservation, disposition, realisation or getting in by the Lender or such Receiver of the Charged Assets or any part thereof or in connection with any other exercise of any other power under this Deed.

13.2	Power of Attorney: Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 13 shall do or purport to do in exercise of the powers granted by this Clause 13.

13.3	Power of Attorney: General Delegation

The Lender and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation. Neither the Lender nor any Receiver will be in any way liable to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate selected by it in good faith.

14.	Application Of Monies Received Under This Deed

Any monies received as a result of the exercise of the rights and powers under this Deed shall, subject to the repayment of any claims having priority to this Deed, be applied for the following purposes and in the following order of priority:

14.1	in satisfaction of all costs (including but not limited to all legal fees), charges and expenses and payments (including payments made in accordance with paragraphs (a), (b) and (c) of section 54 of the CPO) made or incurred by the Lender or the Receiver and of remuneration to the Receiver under or in connection with this Deed in such order as the Lender shall in its absolute discretion decide;

14.2	in or towards payment pari passu and rateably of:

(a)	all accrued interest remaining unpaid in respect of the Loan; and

(b)	all principal moneys due or in respect of the Loan; and

14.3	in towards payment pro rata of any other sum due but unpaid under the Loan Documents; and

14.4	at the end of the Security Period, in payment of the balance (if any) to a bank account to be notified in writing to the Lender by the Chargor (without prejudice to, or liability in respect of, any question as to how such payment into such account shall be dealt with as between the Borrowers and any other person).

15.	RELEASE OF SECURITY

15.1	Release

If:

(a)	all the Secured Obligations have been irrevocably paid in full and the Lender has no actual or contingent liability to advance further monies to, or incur liability on behalf of, the Chargor; or

(b)	the Chargor is entitled pursuant to any provision of the Secured Credit Agreement to have the Charged Assets released from the Security,

the Lender shall, at the request and cost of each Chargor, execute any documents (or procure that its nominees execute any documents) or take any action which may be necessary to release the Charged Property from the Security constituted by this Deed.

15.2	Avoidance of Payments

(a)	No amount paid, repaid or credited to the Lender shall be deemed to have been irrevocably paid if the Lender considers that the payment or credit of such amount is capable of being avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or similar laws.

(b)	If any amount paid, repaid or credited to the Lender is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between the Lender and the Chargor shall be deemed not to have occurred and the Lender shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

16.	AMOUNTS PAYABLE

16.1	No Deduction

All payments under this Deed by the Chargor shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes whatsoever, present or future. If the Chargor is compelled by the law or regulation of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes from any amount payable to the Lender under this Deed or, if any such withholding or deduction is made in respect of any recovery under this Deed, the Chargor shall pay such additional amount so as to ensure that the net amount received by the Lender shall equal the full amount due to it under the provisions of this Deed (had no such withholding or deduction been made).

16.2	Currency of Payment

The obligation of the Chargor under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent to which such tender or recovery results in the effective receipt by the Lender of the full amount of the currency expressed to be payable under this Deed.

16.3	Currency Indemnity

(a)	If any sum due from the Chargor under this Deed (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Chargor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

(iii)	applying the Sum in satisfaction of any of the Secured Obligations,

the Chargor shall, as an independent obligation, within ten (10) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

(b)	The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency unit other than that in which it is payable.

17.	MISCELLANEOUS

17.1	The Chargor

This Deed shall be binding on the successors and permitted assigns of the Chargor.

17.2	Assignment and Transfer

The Chargor may not assign any rights it has under this Deed without the prior written consent of the Lender. The Lender may assign and transfer all or any part of its rights and obligations under this Deed in accordance with the provisions of the Secured Credit Agreement.

17.3	Disclosure

The Lender may disclose any information about the Chargor, the Secured Credit Agreement or this Deed as the Lender shall consider appropriate in accordance with the Secured Credit Agreement.

17.4	Remedies and Waivers Cumulative

Save as expressly provided in this Deed, no failure to exercise, or delay in exercising, on the part of any party hereto any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise, or the exercise of any other right, power or privilege. No waiver by the Lender shall be effective unless it is in writing. The rights and remedies of the Lender are cumulative and not exclusive of any rights or remedies provided by law.

17.5	Set-Off, Combination of Accounts and Lien

The Lender may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by the Chargor against any obligation (contingent or otherwise) owed by the Lender to the Chargor in payment of the Secured Obligations. The Lender may, at the cost of the Chargor, effect any currency exchanges as it considers are appropriate to implement such set-off.

17.6	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall in any way be affected or impaired.

17.7	Property

This Deed is and will remain the property of the Lender.

17.8	Continuing Security

This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Obligations.

17.9	Additional Security

This Deed shall be in addition to and not be affected by any other Security or guarantee at any time held by the Lender for all or any part of the Secured Obligations nor shall any such other Security or guarantee of liability to the Lender of or by any person not a party to this Deed be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other Security or guarantee.

17.10	Variation of Security

This Deed shall not in any way be affected or prejudiced by the Lender at any time dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any Security or guarantee referred to in Clause 17.9 (Additional Security) above or any rights which the Lender may at any time have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

17.11	Enforcement of Other Security

The Lender shall not be obliged to enforce any other Security it may hold for the Secured Obligations before enforcing any of its rights under this Deed.

17.12	Redemption of Prior Incumbrances

The Lender may redeem or take a transfer of any prior Security over the Charged Assets and may agree the accounts of prior incumbrancers. An agreed account shall be conclusive and binding on the Chargor. Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Chargor to the Lender and until such payment shall form part of the Secured Obligations.

17.13	Stamp Duties

The Chargor covenants to pay to the Lender or any Receiver, attorney, manager, agent or other person appointed by the Lender under this Deed immediately upon demand a sum equal to any liability which the Lender, that Receiver, attorney, manager, agent or other person incurs in respect of stamp duty, registration fee and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Deed (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

17.14	Costs and Expenses

The Chargor shall immediately upon demand reimburse the Lender and any Receiver, attorney, manager, agent or other person appointed by the Lender under this Deed for all costs and expenses (including all legal fees) incurred by the Lender, that Receiver, attorney, manager, agent or other person (on a full indemnity basis together with any applicable tax) in connection with the negotiation, preparation and execution of this Deed, the completion of the transactions and perfection of the Security contemplated by this Deed and the exercise, preservation and/or enforcement or attempted enforcement of the Security created by or contemplated by this Deed.

18.	calculations and certificates

18.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the records maintained by the Security Agent in connection with this Deed are, in the absence of manifest error, conclusive evidence of the matters to which they relate.

18.2	Certificates and Determinations

Any certification or determination by the Security Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.	NOTICES

Any communication to be made under or in connection with this Deed shall be made in accordance with the provisions of Section 8.01 (a) (Notices Generally) of the Secured Credit Agreement.

20.	counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

21.	ENTIRE AGREEMENT

This Deed, together with any agreements or documents referred to herein, sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

22.	governing LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

23.	Waiver of immunities

Each Party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment or award to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

24.	dispute resolution

24.1	Except for Lender’s non-judicial foreclosure of any security interests in real or personal property, exercise of self-help remedies (including, without limitation, set-off), appointment of a receiver and temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions) (collectively, the “Secured Creditor Remedies”), any dispute arising out of or in connection with this Deed or the other Loan Documents, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of London Court of International Arbitration, which are deemed to be incorporated by reference into this clause.

24.2	The number of arbitrators shall be three (3). Each party or “side” in the dispute shall nominate one (1) arbitrator, and the two party-nominated arbitrators shall nominate a third arbitrator, who shall serve as presiding arbitrator. Parties who are Affiliates shall be considered one side. In the event the parties cannot agree on the composition of two separate “sides” for the purposes of constituting the arbitral tribunal, and the then the London Court of International Arbitration shall determine the composition of the sides, and the arbitral tribunal shall be nominated as set forth above.

24.3	The seat, or legal place, of arbitration shall be New York, New York, United States of America.

24.4	The language to be used in the arbitral proceedings shall be English. The arbitration proceedings shall be confidential.

24.5	Each party must bear its own costs in connection with any dispute, provided however that: (i) all interim expenses or fees payable to arbitrators or institutions conducting an arbitration must be shared equally by the parties interested in the dispute (and to the extent parties to the dispute are Affiliates, they shall be deemed to be one party for the purposes of allocation of such interim expenses); and (ii) the arbitral tribunal may apportion arbitration costs, including legal fees, as part of the arbitral award.

24.6	Notwithstanding any provision of this Clause 24 (Dispute Resolution), nothing in this Clause 24 (Dispute Resolution) prevents any party from applying to a court of competent jurisdiction: (i) for injunctive relief, a preservation order or other interim relief; (ii) to seek recognition and enforcement of any arbitral award or determination made under this Deed; or (iii) to aid in Lender’s enforcement of any Secured Creditor Remedies.

24.7	Notwithstanding any of the foregoing provisions of this Clause 24 (Dispute Resolution), the arbitral tribunal shall have the power to order consolidation of any other dispute, controversy, difference or claim arising between the parties in relation to or connected with this Deed and which is already the subject of existing arbitration proceedings, unless the parties otherwise agree in writing.

24.8	Notwithstanding the existence of any dispute or the conduct of any arbitration proceedings pursuant to this Deed, this Deed shall remain in full force and effect and the parties must continue to perform their obligations hereunder.

25.	contracts (rights of third parties) ordinance

Nothing in this Deed is intended to grant to any third party and right to enforce any term of this Deed or to confer on any third party any benefits under this Deed for the purposes of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong), the application of which legislation is hereby expressly excluded.

26.	Punctual Performance

Time is of the essence of this Deed, but no failure or delay by the Lender in exercising or enforcing any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, power or privilege preclude any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights and remedies powers or privileges provided by law.

IN WITNESS whereof this Deed has been duly executed in Hong Kong and delivered as a deed on the date first above written.

Schedule 1

Receiver’s Powers

The Receiver shall have the right, either in his own name or in the name of the Chargor or otherwise and in such manner and upon such terms and conditions as he thinks fit, and either alone or jointly with any other person:

1.	to take immediate possession of, get in and collect the Charged Assets;

2.	to borrow or raise money either unsecured or on the Security of the Charged Assets (either in priority to the Security created by this Deed or otherwise);

3.	to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public or private offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

4.	manage and use the Charged Assets and to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as he thinks fit and as if he were the absolute beneficial owner of the Charged Assets;

5.	to appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit;

6.	to exercise any conversion rights or voting rights in respect of the Charged Assets;

7.	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor relating to the Charged Assets;

8.	to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets;

9.	to redeem any Security (whether or not having priority to the Security created by this Deed) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

10.	to execute any documents in the name of the Chargor (whether under hand, or by way of deed or by utilisation of the company seal of the Chargor);

11.	to purchase, lease, hire or otherwise acquire any asset or right of any description that he, in his absolution discretion, considers necessary or desirable for the improvement or realisation of the whole or any party of the Charged Assets or otherwise for the benefit of the whole or any part of the Charged Assets;

12.	to form any subsidiary of the Chargor and transfer to that subsidiary any Charged Asset;

13.	to appoint any professional adviser in relation to discharge of its duties as a receiver as it sees fit; and

14.	to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally.

The Chargor

Executed and Delivered as a deed by AiPharma Asia Limited	) ) ) )
acting by Alessandro Gadotti as attorney for and on	)
behalf of AiPharma Asia Limited under a power of	)
attorney dated 28 August 2021)		.................................................
	)	AiPharma Asia Limited by his attorney

/s/ Alessandro Gadotti

The Lender

SIGNED for and on behalf of	)
ADITXT, INC.	)
)
	)	/s/ Amro Albanna
	)	Amro Albanna]
)